UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 1, 2023

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1200 Intrepid Avenue, 2nd Floor,

Philadelphia, Pennsylvania 19112

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	RAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2023, the board of directors of Rite Aid Corporation (the “Company”) adopted the Amended and Restated By-Laws of the Company (the “Amended By-Laws”), effective as of such date.

The Amended By-Laws amended the Company’s prior bylaws to, among other things: (i) update and enhance the procedures and disclosure requirements for stockholder nominations of directors, including (a) to require certain additional information with respect to nominating stockholders and their proposed nominees, (b) to address matters relating to the universal proxy rules set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and (c) to require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white; and (ii) modify the provisions relating to adjournment and postponement procedures for stockholder meetings and the availability of lists of stockholders entitled to vote at stockholder meetings. In addition, the Amended By-Laws were amended to make certain ministerial and conforming changes.

The foregoing summary does not purport to be a complete description of the Amended By-Laws and is qualified in its entirety by reference to the Amended By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated By-Laws of Rite Aid Corporation.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 6, 2023	By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Executive Vice President, Secretary and General Counsel